                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 29, 1999 relating to the financial statements, which appears in Toyota Motor Credit Corporation's Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the references to us under the heading "Experts" in such Prospectus.



PricewaterhouseCoopers LLP
Los Angeles, California
August 7, 2000